UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 20, 2009

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                          Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2009, the Compensation Committee of the Board of Directors of Global GP LLC, the General Partner of Global Partners LP (the “Partnership”), approved grants of phantom units under the Global Partners LP Long-Term Incentive Plan to each of Eric Slifka, Thomas J. Hollister, Edward J. Faneuil and Charles A. Rudinsky (collectively, the “NEOs”).  The grants were awarded in the following amounts:

Name	Title	Phantom Units

Mr. Slifka	President and Chief Executive Officer	88,184

Mr. Hollister	Chief Operating Officer and Chief
	Financial Officer	61,729

Mr. Faneuil	Executive Vice President and
	General Counsel	48,501

Mr. Rudinsky	Executive Vice President and
	Chief Accounting Officer	17,637

The phantom units will vest and become payable on a one-for-one basis in common units of the Partnership (and/or cash in lieu thereof) on December 31, 2013 (or potentially sooner as described below), subject in each case to continued employment of the respective NEO and subject to a performance goal for the phantom units granted to Mr. Slifka.

All or a portion of the phantom units granted to the NEOs may vest earlier than December 31, 2013 if the Average Unit Price (as defined below) equals or exceeds specified target prices during specified periods.  Specifically, if the Average Unit Price equals or exceeds: (i) $21.00 at any time prior to December 31, 2013, then 25% of the phantom units will automatically vest; (ii) $27.00 at any time during the period from January 20, 2011 through December 31, 2013, then an additional 25% of the phantom units will automatically vest; and (iii) $34.00 at any time during the period from May 20, 2012 through December 31, 2013, then all of the remaining phantom units will automatically vest.   “Average Unit Price” means the average closing price per common unit for any 10-consecutive trading day period.

Any phantom units granted to Mr. Slifka that do not vest early as described above will be subject to a performance goal.  Specifically, any unvested phantom units held by Mr. Slifka on December 31, 2013 will vest only if the Partnership makes cumulative distributions on all units of the Partnership outstanding during the twenty consecutive quarters ending December 31, 2013 in an amount equal to or exceeding the minimum quarterly distribution (as defined in the Partnership’s Agreement of Limited Partnership) on all such units.

Any phantom units that have not vested as of the end of the five year cliff vesting period will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
By:	Global GP LLC,
its general partner

Dated: January 26, 2009	By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary